FOR IMMEDIATE RELEASE                                 Exhibit 99.1

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF FISCAL 2019

Micron enters fiscal 2020 with strengthened product portfolio, supported by solid Q4 and fiscal 2019 execution and performance

BOISE, Idaho, September 26, 2019 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its fourth quarter and full year of fiscal 2019, which ended August 29, 2019.

Fiscal Q4 2019 highlights

•	Revenues of $4.87 billion versus $4.79 billion for the prior quarter and $8.44 billion for the same period last year
•GAAP net income of $561 million, or $0.49 per diluted share
•Non-GAAP net income of $637 million, or $0.56 per diluted share

•	Operating cash flow of $2.23 billion versus $2.71 billion for the prior quarter and $5.16 billion for the same period last year
Fiscal 2019 highlights
•Revenues of $23.41 billion versus $30.39 billion for the prior fiscal year
•GAAP net income of $6.31 billion, or $5.51 per diluted share
•Non-GAAP net income of $7.31 billion, or $6.35 per diluted share
•Operating cash flow of $13.19 billion versus $17.40 billion for the prior fiscal year
•Share repurchases of $2.66 billion under the authorized buyback program

"Micron delivered fourth quarter results ahead of expectations, capping a fiscal 2019 in which we executed well in a challenging environment, significantly improved our competitive position, and returned cash to shareholders through share repurchases," said Micron Technology President and CEO Sanjay Mehrotra. "We are encouraged by signs of improving industry demand, but are mindful of continued near-term macroeconomic and trade uncertainties. As markets recover, Micron is well positioned to address the robust secular demand for memory and storage solutions."

Quarterly Financial Results
(in millions, except per share amounts)	GAAP (1)			Non-GAAP (2)
	FQ4-19	FQ3-19	FQ4-18	FQ4-19	FQ3-19	FQ4-18
Revenue	$4,870	$4,788	$8,440	$4,870	$4,788	$8,440
Gross margin	$1,395	$1,828	$5,151	$1,491	$1,884	$5,179
percent of revenue	28.6%	38.2%	61.0%	30.6%	39.3%	61.4%
Operating expenses	$745	$818	$774	$797	$774	$740
Operating income	$650	$1,010	$4,377	$694	$1,110	$4,439
percent of revenue	13.3%	21.1%	51.9%	14.3%	23.2%	52.6%
Net income attributable to Micron	$561	$840	$4,325	$637	$1,198	$4,313
Diluted earnings per share	$0.49	$0.74	$3.56	$0.56	$1.05	$3.53

Annual Financial Results
(in millions, except per share amounts)	GAAP (1)		Non-GAAP (2)
	FY 19	FY 18	FY 19	FY 18
Revenue	$23,406	$30,391	$23,406	$30,391
Gross margin	$10,702	$17,891	$10,973	$17,994
percent of revenue	45.7%	58.9%	46.9%	59.2%
Operating expenses	$3,326	$2,897	$3,172	$2,751
Operating income	$7,376	$14,994	$7,801	$15,243
percent of revenue	31.5%	49.3%	33.3%	50.2%
Net income attributable to Micron	$6,313	$14,135	$7,314	$14,700
Diluted earnings per share	$5.51	$11.51	$6.35	$11.95

Investments in capital expenditures, net of amounts funded by partners, were $1.97 billion for the fourth quarter of 2019 and $9.11 billion for the full year of 2019, which resulted in adjusted free cash flows(3) of $263 million for the fourth quarter of 2019 and $4.08 billion for the full year of 2019. Micron repurchased an aggregate of 67 million shares of its common stock for $2.66 billion during 2019 and ended the fourth quarter with cash, marketable investments, and restricted cash of $9.25 billion, for a net cash(4) position of $3.40 billion.

Business Outlook

The following table presents Micron's guidance for the first quarter of fiscal 2020:

FQ1-20	GAAP (1) Outlook	Non-GAAP (2) Outlook
Revenue	$5.0 billion ± $200 million	$5.0 billion ± $200 million
Gross margin	25.5% ± 1.5%	26.5% ± 1.5%
Operating expenses	$818 million ± $25 million	$780 million ± $25 million
Diluted earnings per share	$0.42 ± $0.07	$0.46 ± $0.07

Micron expects investments in capital expenditures, net of amounts funded by partners, to be in the range of $7 billion to $8 billion for fiscal 2020. Further information regarding Micron's business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Thursday, September 26, 2019 at 2:30 p.m. MT to discuss financial results and provide forward-looking guidance for its fiscal first quarter. The call, audio, and slides will be available online at investors.micron.com. A webcast replay will be available on the website until September 26, 2020. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands – Micron®, Crucial®, and Ballistix® – our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, NOR Flash, and 3D XPoint™ memory, is transforming how the world uses information to enrich life. Backed by 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, machine learning, and autonomous vehicles, in key market segments like data center, networking, automotive, industrial, mobile, graphics, and client. Our common stock is traded on the Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the industry, our strategic position, and financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings. Non-GAAP shares used in per share calculations also include the impact of our outstanding capped call transactions and the effect of stock-based compensation.

(3)	Adjusted free cash flow consists of cash provided by operating activities less investments in capital expenditures, net of amounts funded by partners.

(4)	Net cash consists of cash, marketable investments, and restricted cash less current and long-term debt.

Further information regarding Micron's use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED FINANCIAL SUMMARY
(in millions, except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2019	May 30, 2019	August 30, 2018	August 29, 2019	August 30, 2018
Revenue (1)	$4,870	$4,788	$8,440	$23,406	$30,391
Cost of goods sold	3,475	2,960	3,289	12,704	12,500
Gross margin	1,395	1,828	5,151	10,702	17,891
Selling, general, and administrative	212	206	215	836	813
Research and development	623	606	567	2,441	2,141
Other operating (income) expense, net (2)	(90)	6	(8)	49	(57)
Operating income	650	1,010	4,377	7,376	14,994
Interest income (expense), net	18	23	(16)	77	(222)
Other non-operating income (expense), net (3)	(13)	(317)	(15)	(405)	(465)
Income tax (provision) benefit	(71)	135	(20)	(693)	(168)
Equity in net income (loss) of equity method investees	2	—	—	3	(1)
Net income attributable to noncontrolling interests	(25)	(11)	(1)	(45)	(3)
Net income attributable to Micron	$561	$840	$4,325	$6,313	$14,135

Earnings per share
Basic	$0.51	$0.76	$3.73	$5.67	$12.27
Diluted	0.49	0.74	3.56	5.51	11.51

Number of shares used in per share calculations
Basic	1,104	1,105	1,159	1,114	1,152
Diluted	1,128	1,129	1,216	1,143	1,229

CONSOLIDATED FINANCIAL SUMMARY, Continued

As of	August 29, 2019	May 30, 2019	August 30, 2018
Cash and short-term investments	$7,955	$6,689	$6,802
Receivables (1)	3,195	3,257	5,478
Inventories	5,118	4,905	3,595
Total current assets (1)	16,503	15,066	16,039
Long-term marketable investments	1,164	1,167	473
Property, plant, and equipment	28,240	27,138	23,672
Total assets	48,887	46,288	43,376

Accounts payable and accrued expenses	4,626	3,494	4,374
Current debt (3)	1,310	1,346	859
Total current liabilities	6,390	5,397	5,754
Long-term debt (3)	4,541	3,563	3,777

Total Micron shareholders' equity (1)	35,881	35,323	32,294
Noncontrolling interests in subsidiaries	889	867	870
Total equity	36,770	36,190	33,164

	Year Ended
	August 29, 2019	August 30, 2018
Net cash provided by operating activities	$13,189	$17,400
Net cash provided by (used for) investing activities	(10,085)	(8,216)
Net cash provided by (used for) financing activities	(2,438)	(7,776)

Depreciation and amortization	5,473	4,860
Investments in capital expenditures	(9,855)	(9,085)
Repayments of debt	(3,340)	(10,194)
Payments to acquire treasury stock	(2,729)	(71)
Proceeds from issuance of stock	179	1,655
Proceeds from issuance of debt (3)	3,550	1,009

(1)
In the first quarter of 2019, we adopted ASU 2014-09 – Revenue from Contracts with Customers (as amended, "ASC 606"), which supersedes nearly all existing revenue recognition guidance under generally accepted accounting principles in the United States. The core principal of ASC 606 is that an entity should recognize revenue when it transfers control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We adopted ASC 606 in the first quarter of 2019 under the modified retrospective method and, in connection therewith, made certain adjustments to our opening balances as of August 31, 2018. Adjustments to opening balances included an increase to receivables of $114 million, reduction of deferred tax assets of $92 million, increase of other current assets of $30 million, and an increase to retained earnings of $50 million.

(2)	In the fourth quarter of 2019, we finalized the sale of our 200mm fabrication facility in Singapore and recognized gains of $128 million in other operating (income) expense, net.

(3)
On July 12, 2019, we issued $900 million and $850 million in principal of senior unsecured notes due in 2027 and 2030, respectively. On July 31, 2019, we prepaid $728 million in principal of our senior secured Term Loan B due 2022 and recognized a loss of $7 million in other non-operating income (expense), net.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2019	May 30, 2019	August 30, 2018	August 29, 2019	August 30, 2018
GAAP gross margin	$1,395	$1,828	$5,151	$10,702	$17,891
Stock-based compensation	29	24	21	102	83
Start-up and preproduction costs	12	23	—	58	—
Employee severance	47	—	—	73	—
Other	8	9	7	38	20
Non-GAAP gross margin	$1,491	$1,884	$5,179	$10,973	$17,994

GAAP operating income	$650	$1,010	$4,377	$7,376	$14,994
Stock-based compensation	67	58	47	243	198
Start-up and preproduction costs	12	23	—	58	—
Employee severance	79	—	—	116	—
Restructure and asset impairments	(122)	9	7	(32)	28
Other	8	10	8	40	23
Non-GAAP operating income	$694	$1,110	$4,439	$7,801	$15,243

GAAP net income attributable to Micron	$561	$840	$4,325	$6,313	$14,135
Stock-based compensation	67	58	47	243	198
Start-up and preproduction costs	12	23	—	58	—
Employee severance	79	—	—	116	—
Restructure and asset impairments	(122)	9	7	(32)	28
Amortization of debt discount and other costs	10	10	23	49	101
(Gain) loss on debt repurchases and conversions	10	317	(1)	396	385
(Gain) loss from changes in currency exchange rates	—	1	15	9	75
Other	13	12	8	48	28
Impact of U.S. income tax reform	—	(42)	(83)	(9)	(174)
Estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures	7	(30)	(28)	123	(76)
Non-GAAP net income attributable to Micron	$637	$1,198	$4,313	$7,314	$14,700

GAAP weighted-average common shares outstanding - Diluted	1,128	1,129	1,216	1,143	1,229
Adjustment for capped calls and stock-based compensation	6	6	4	7	1
Non-GAAP weighted-average common shares outstanding - Diluted	1,134	1,135	1,220	1,150	1,230

GAAP diluted earnings per share	$0.49	$0.74	$3.56	$5.51	$11.51
Effects of the above adjustments	0.07	0.31	(0.03)	0.84	0.44
Non-GAAP diluted earnings per share	$0.56	$1.05	$3.53	$6.35	$11.95

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2019	May 30, 2019	August 30, 2018	August 29, 2019	August 30, 2018
GAAP net cash provided by operating activities	$2,233	$2,711	$5,155	$13,189	$17,400
Expenditures for property, plant, and equipment	(2,028)	(2,403)	(2,251)	(9,780)	(8,879)
Payments on equipment purchase contracts	(21)	(17)	(36)	(75)	(206)
Amounts funded by partners	79	213	225	747	889
Adjusted free cash flow	$263	$504	$3,093	$4,081	$9,204

As of	August 29, 2019	May 30, 2019	August 30, 2018
Cash and short-term investments	$7,955	$6,689	$6,802
Current and noncurrent restricted cash	127	77	81
Long-term marketable investments	1,164	1,167	473
Current and long-term debt	(5,851)	(4,909)	(4,636)
Net cash	$3,395	$3,024	$2,720

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•	Stock-based compensation;

•	Flow-through of business acquisition-related inventory adjustments;

•	Acquisition-related costs;

•	Start-up and preproduction costs;

•	Employee severance;

•	Restructure and asset impairments;

•	Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;

•	Gains and losses from debt repurchases and conversions;

•	Gains and losses from changes in currency exchange rates;

•	Gains and losses from business acquisition activities;

•	Impact of U.S. income tax reform for the one-time transition tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting lower U.S. corporate tax rates; and

•	The estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures.

Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes. In periods with non-GAAP income attributable to Micron, non-GAAP diluted shares include the impact of capped calls based on the average share price for the period the capped calls are outstanding. Non-GAAP diluted shares are also adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
(in millions, except per share amounts)

	GAAP Outlook	Adjustments		Non-GAAP Outlook
Revenue	$5.0 billion ± $200 million	—		$5.0 billion ± $200 million
Gross margin	25.5% ± 1.5%	1%	A	26.5% ± 1.5%
Operating expenses	$818 million ± $25 million	$38 million	B	$780 million ± $25 million
Diluted earnings per share (1)	$0.42 ± $0.07	$0.04	A, B, C	$0.46 ± $0.07

Non-GAAP Adjustments
A	Stock-based compensation – cost of goods sold	$30
A	Other – cost of goods sold	7
B	Stock-based compensation – sales, general, and administrative	20
B	Stock-based compensation – research and development	18
C	Amortization of debt discount and other costs	7
C	(Gain) loss on debt repurchases and conversions	(77)
C	Tax effects of the above items and non-cash changes in net deferred income taxes	35
		$40

(1)	GAAP and non-GAAP earnings per share are based on approximately 1.13 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.